Exhibit 5.1

KPMG LLP
PO Box 10426 777 Dunsmuir Street
Vancouver BC V7Y 1K3
Canada
Telephone (604) 691-3000
Fax (604) 691-3031

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Turquoise Hill Resources Ltd.

We consent to the use in this registration statement on Form F-10 of Turquoise Hill Resources Ltd. of our report dated March 8, 2021, on the consolidated financial statements of Turquoise Hill Resources Ltd., which comprise the consolidated balance sheet as of December 31, 2020, the related consolidated statements of income, comprehensive income, cash flows and equity for the year ended December 31, 2020, and the related notes, and our report dated March 8, 2021 on the effectiveness of internal control over financial reporting as of December 31, 2020, which are incorporated by reference herein, and to the reference to our firm under the heading “Auditors” in the short form base shelf prospectus.

/s/ KPMG LLP

Chartered Professional Accountants

November 17, 2021

Vancouver, Canada